EXHIBIT 99.1
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2007 FIRST QUARTER RESULTS
     CHICAGO, April 26 - GATX Corporation (NYSE:GMT) today reported 2007 first quarter results. Per share results for the first quarter ending March 31 are summarized below:

	Three Months
	Ended March 31
Per Diluted Share	2007	2006
Income from Continuing Operations	$ .65	$.67
Income from Discontinued Operations	(.03)	.14

Total	$ .62	$.81

     In the 2007 first quarter, net income from continuing operations was $37.0 million or $.65 per diluted share, compared with net income of $38.1 million or $.67 per diluted share in the first quarter of 2006. The quarterly comparison is influenced by the timing of remarketing income, which was particularly strong in the first quarter of 2006.
     In 2006, GATX sold the majority of its aircraft leasing business to Macquarie Aircraft Leasing Limited (MALL). As a result, the aircraft leasing segment is reported as discontinued operations and prior periods have been restated to conform to the current presentation.
     “We entered 2007 building on the momentum achieved in 2006,” said Brian A. Kenney, president and chief executive officer of GATX. “Segment profit at Rail increased substantially over first quarter 2006, as the renewal success rate remained high, average basket renewal lease rates increased 19% over expiring lease rates, and lease terms on those renewals were extended to 72 months. Utilization on the North American fleet was 98.1%, down from 98.5% at year end. Demand across our tank car fleet remains high. Consistent with our previous comments, we continue to see signs of weakness in a narrow band of freight car types, in particular, cars serving the forest products and construction industries.
     “We invested $111 million in rail assets in the first quarter, a significant increase over 2006 as we added new and other targeted railcars to the fleet at attractive prices.
     “Segment profit at Specialty was down year over year, due primarily to $14 million of pre-tax remarketing income which occurred in the first quarter of 2006 from one transaction in our managed portfolio. In the marine portfolio, vessel utilization remained high, and charter and day rates strengthened in the first quarter.

     “American Steamship Company (ASC) has started the 2007 sailing season, the first full season following the six-vessel fleet acquisition in 2006. While the first quarter is relatively inactive due to seasonality, we expect the Great Lakes market to remain strong this year.”
     Mr. Kenney concluded, “In 2007, we are focused on continued improvement in our financial performance, as well as appropriately allocating capital for growth across our markets. We continue to expect 2007 full-year earnings to be in line with our previous guidance of $2.90 to $3.10 per diluted share.”
GATX RAIL
     Rail reported segment profit of $67.2 million in the first quarter of 2007, compared with $57.0 million in the first quarter of 2006. Segment profit increased year over year primarily due to an increased number of cars on lease, higher average lease rates, improved contributions from European operations, and increased remarketing income.
     At March 31, 2007, Rail’s North American fleet totaled approximately 111,000 cars and fleet utilization was 98.1%, down from 98.6% in the prior year quarter and 98.5% at year end. The North American active fleet (cars on lease) totaled approximately 109,000 railcars at quarter end, a nearly 2,000 car increase over the first quarter of 2006.
     During the first quarter, lease renewal pricing on a basket of Rail’s most common car types increased 19% over expiring lease rates, comparable to the prior two quarters. Rail also extended the average term on basket renewals during the first quarter to 72 months, compared with 63 months in the first quarter of 2006. This continuing emphasis on lengthening lease terms is expected to temper future earnings volatility. Total investment volume at Rail was $111 million, up from $70 million in the first quarter 2006.
     In macroeconomic data related to Rail’s business, North American manufacturing capacity utilization, as reported by the Federal Reserve, was 81.4% in March 2007, flat with the same period 2006 and down from 81.6% at year end. Backlogs at the railcar manufacturers, as reported by the Railway Supply Institute, totaled nearly 79,000 cars at the end of the first quarter 2007, down from approximately 87,000 during the first quarter and 86,000 in the fourth quarter 2006. Carloadings on the U.S. rails, excluding intermodal, as reported by the Association of American Railroads, decreased 4.9% over the first quarter 2006, due to lower demand for building products related to housing, lower auto industry demand, and severe weather in the West which limited the mining and transportation of coal. Chemical shipments increased 2.1% in the first quarter of 2007 versus 2006.

GATX SPECIALTY
     Specialty reported segment profit of $24.6 million in the first quarter of 2007 compared with $36.5 million in the prior year period. The 2006 first quarter included nearly $20 million of pre-tax remarketing income, including $14 million associated with a single transaction in the managed portfolio. Remarketing gains historically are uneven period to period, particularly gains from the managed portfolio.
     Vessel utilization in Specialty’s marine investments remained high in the first quarter 2007. Demand strengthened and charter rates increased, primarily in the U.S. Gulf region. In addition, GATX recorded a remarketing gain of $5.6 million in share of affiliates’ earnings related to the sale of a vessel in one of the marine partnerships.
     The Specialty portfolio currently consists of approximately $487 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $452 million.
AMERICAN STEAMSHIP COMPANY
     American Steamship Company (ASC) reported segment profit of $.2 million in the first quarter 2007 compared to $1.2 million in the first quarter 2006. 2007 results were negatively impacted by fewer operating days in the quarter compared to 2006, due to late winter/early spring ice on the Great Lakes and challenging weather conditions.
DISCONTINUED OPERATIONS
     In the third quarter of 2006, GATX signed an agreement to sell the majority of its aircraft leasing business to MALL. The sale of the wholly-owned aircraft was completed on November 30, 2006 and sale of the interests in joint venture aircraft was completed on January 17, 2007.
     In addition to the sale to MALL, GATX sold 27 aircraft to AerCap in the latter half of the year, and in July 2006 completed the sale of GATX’s share of the Pembroke joint venture to management.
     In the first quarter of 2007, GATX recorded Air sale purchase price adjustments in Discontinued Operations, none of which were material to GATX’s overall financial position.
SEGMENT REPORTING
     Based on GATX’s exit from the aircraft leasing business, the Company reformatted segment results, as detailed in the Company’s 2006 Annual Report on Form 10-K.

COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides lease financing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.
TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2007 first quarter results. Teleconference details are as follows:
Thursday, April 26th
11:00 A.M. Eastern Time
Domestic Dial-In:        1-800-706-6082
International Dial-In:   1-706-634-7421
Replay: 1-800-642-1687 / Access Code: 5785158
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
This release contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary asset segments; conditions in the capital markets; changes in GATX’s or GATX Financial Corporation’s credit ratings; regulatory rulings that may impact the economic value and operating costs of assets; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or implementation of portfolio management initiatives by GATX; the outcome of pending or threatened litigation; and other factors. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement to reflect subsequent events or circumstances.

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Rhonda S. Johnson
312-621-6262
rhonda.johnson@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(04/26/07)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended
	March 31
	2007	2006
Gross Income
Lease income	$217.9	$200.6
Marine operating revenue	7.6	8.4
Interest income on loans	0.9	0.8
Asset remarketing income	10.0	25.7
Fees	0.7	2.0
Other	14.3	15.8

Revenues	251.4	253.3
Share of affiliates’ earnings	23.5	17.7

Total Gross Income	274.9	271.0

Ownership Costs
Depreciation	42.2	35.5
Interest expense, net	29.9	28.8
Operating lease expense	39.1	46.1

Total Ownership Costs	111.2	110.4

Other Costs and Expenses
Maintenance expense	52.3	51.1
Marine operating expense	6.2	7.0
Selling, general and administrative	38.0	33.8
Asset impairment charges	1.5	3.1
Other	6.8	6.5

Total Other Costs and Expenses	104.8	101.5

Income from Continuing Operations before Income Taxes	58.9	59.1
Income Taxes	21.9	21.0

Income from Continuing Operations	37.0	38.1
(Loss) Income from Discontinued Operations, net of taxes	(2.1)	8.3

Net Income	$34.9	$46.4

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended
	March 31
	2007	2006
Per Share Data
Basic:
Income from continuing operations	$0.71	$0.75
(Loss) income from discontinued operations	(0.04)	0.17

Total	$0.67	$0.92

Average number of common shares (in thousands)	52,215	50,566

Diluted:
Income from continuing operations	$0.65	$0.67
(Loss) income from discontinued operations	(0.03)	0.14

Total	$0.62	$0.81

Average number of common shares and common share equivalents (in thousands)	59,125	61,629

Dividends declared per common share	$0.24	$0.21

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	March 31	December 31
	2007	2006
Assets

Cash and Cash Equivalents	$416.8	$196.2
Restricted Cash	49.2	48.0

Receivables
Rent and other receivables	59.0	102.5
Finance leases	385.9	402.6
Loans	40.5	36.0
Less: allowance for possible losses	(9.6)	(9.6)

	475.8	531.5

Operating Lease Assets and Facilities
Rail	4,432.4	4,352.4
Specialty	118.6	113.6
ASC	362.8	361.2
Less: allowance for depreciation	(1,827.2)	(1,798.0)

	3,086.6	3,029.2

Investments in Affiliated Companies	298.9	291.9
Goodwill	93.9	92.8
Other Assets	195.2	225.2
Assets of Discontinued Operations	3.8	232.2

Total Assets	$4,620.2	$4,647.0

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$196.5	$158.9

Debt
Commercial paper and bank credit facilities	283.5	22.4
Recourse	1,987.4	2,138.1
Nonrecourse	1.9	2.7
Capital lease obligations	48.2	51.5

	2,321.0	2,214.7

Deferred Income Taxes	659.1	757.4
Other Liabilities	334.8	348.3

Total Liabilities	3,511.4	3,479.3
Shareholders’ Equity	1,108.8	1,167.7

Total Liabilities and Shareholders’ Equity	$4,620.2	$4,647.0

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
First Quarter 2007
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income

Lease income	$204.8	$12.0	$1.1	$—	$217.9
Marine operating revenue	—	—	7.6	—	7.6
Interest income on loans	—	0.9	—	—	0.9
Asset remarketing income	9.8	0.2	—	—	10.0
Fees	0.3	0.4	—	—	0.7
Other income	13.5	0.8	—	—	14.3

Revenues	228.4	14.3	8.7	—	251.4
Share of affiliates’ earnings	5.4	18.1	—	—	23.5

Total Gross Income	233.8	32.4	8.7	—	274.9

Ownership Costs
Depreciation	39.6	2.6	—	—	42.2
Interest expense, net	28.3	3.9	2.5	(4.8)	29.9
Operating lease expense	38.4	0.8	—	(0.1)	39.1

Total Ownership Costs	106.3	7.3	2.5	(4.9)	111.2

Other Costs and Expenses
Maintenance expense	52.3	—	—	—	52.3
Marine operating expense	—	—	6.2	—	6.2
Asset impairment charges	—	1.5	—	—	1.5
Other	8.0	(1.0)	(0.2)	—	6.8

Total Other Costs and Expenses	60.3	0.5	6.0	—	66.8

Segment Profit	$67.2	$24.6	$0.2	$4.9	96.9

Selling, general and administrative					38.0

Income from Continuing Operations before Income Taxes					58.9
Income Taxes					21.9

Income from Continuing Operations					$37.0

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
First Quarter 2006
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$190.4	$9.2	$1.0	$—	$200.6
Marine operating revenue	—	—	8.4	—	8.4
Interest income on loans	—	0.8	—	—	0.8
Asset remarketing income	6.0	19.7	—	—	25.7
Fees	0.4	1.6	—	—	2.0
Other	14.3	1.2	0.1	0.2	15.8

Revenues	211.1	32.5	9.5	0.2	253.3
Share of affiliates’ earnings	3.6	14.1	—	—	17.7

Total Gross Income	214.7	46.6	9.5	0.2	271.0

Ownership Costs
Depreciation	33.9	1.6	—	—	35.5
Interest expense, net	21.1	4.4	1.3	2.0	28.8
Operating lease expense	45.2	1.0	—	(0.1)	46.1

Total Ownership Costs	100.2	7.0	1.3	1.9	110.4

Other Costs and Expenses
Maintenance expense	51.1	—	—	—	51.1
Marine operating expense	—	—	7.0	—	7.0
Asset impairment charges	0.2	2.9	—	—	3.1
Other	6.2	0.2	—	0.1	6.5

Total Other Costs and Expenses	57.5	3.1	7.0	0.1	67.7

Segment Profit (Loss)	$57.0	$36.5	$1.2	$(1.8)	92.9

Selling, general and administrative					33.8

Income from Continuing Operations before Income Taxes					59.1
Income Taxes					21.0

Income from Continuing Operations					$38.1

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Railcar Data)

	3/31/2007	12/31/2006	3/31/2006

Assets by Segment:
Rail	$4,562.4	$4,602.9	$4,201.5
Specialty	486.9	499.5	499.2
ASC	285.8	302.4	163.1
Other	73.9	86.8	143.9

Total Assets of Continuing Operations, Excluding Cash (a)	$5,409.0	$5,491.6	$5,007.7
Discontinued Operations	3.8	232.2	1,700.1

Total Assets, Excluding Cash (a)	$5,412.8	$5,723.8	$6,707.8

Investment Volume from Continuing Operations	122.0	763.1	113.2

Non-performing Investments	21.2	21.6	31.3

Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	(133.3)	(173.8)	(9.7)
Debt:
On Balance Sheet
Recourse	1,987.4	2,138.1	2,841.3
Nonrecourse	1.9	2.7	36.1

Off Balance Sheet
Recourse	917.5	977.1	1,068.4
Nonrecourse	341.1	343.9	355.3

Capital Lease Obligations	48.2	51.5	57.8

Total Borrowings, Net of Unrestricted Cash	$3,162.8	$3,339.5	$4,349.2
Total Recourse Debt (b)	2,819.8	2,992.9	3,957.8
Shareholders’ Equity	1,108.8	1,167.7	1,080.0

Recourse Leverage	2.5	2.6	3.7

Asset Remarketing Income from Continuing Operations
Disposition Gains on Owned Assets	9.8		6.0
Residual Sharing Income	0.2		19.7

Total Asset Remarketing Income	$10.0		$25.7

North American Railcar Data	Full Year
Fleet Utilization	98.1%	98.5%	98.6%

Beginning Fleet Size	110,478	108,151	108,151
Additions	1,153	6,302	785
Scrapped/Sold	(797)	(3,975)	(690)

Ending Fleet Size	110,834	110,478	108,246

(a)	Includes off balance sheet assets

(b)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash